Exhibit 12

         John Deere Capital Corporation and Subsidiaries
        Computation of Ratio of Earnings to Fixed Charges
                     (dollars in thousands)

                                              Six Months Ended
                                                  30 April
                                              1997       1996
Earnings:                                   ===================

Income before income
  taxes and changes
  in accounting. . . . . . . . . . . . . . .$ 91,472   $107,821
Fixed charges. . . . . . . . . . . . . . . . 151,854    135,264
                                            --------   --------
    Total earnings . . . . . . . . . . . . .$243,326   $243,085
                                            ========   ========
Fixed charges:

  Interest expense . . . . . . . . . . . . .$150,046   $133,888
  Rent expense . . . . . . . . . . . . . . .   1,808      1,376
                                            --------   --------
    Total fixed charges. . . . . . . . . . .$151,854   $135,264
                                            ========   ========
Ratio of earnings to
  fixed charges *. . . . . . . . . . . . . .    1.60       1.80
                                            ========   ========

                                 For the Years Ended October 31
                                   1996       1995       1994
Earnings:                        ==============================

Income before income
  taxes and changes
  in accounting  . . . . . . . . $206,588   $175,360   $161,809
Fixed charges. . . . . . . . . .  276,726    240,913    168,507
                                 --------   --------   --------
    Total earnings . . . . . . . $483,314   $416,273   $330,316
                                 ========   ========   ========
Fixed charges:
  Interest expense . . . . . . . $273,748   $238,445   $166,591
  Rent expense . . . . . . . . .    2,978      2,468      1,916
                                 --------   --------   --------
    Total fixed charges. . . . . $276,726   $240,913   $168,507
                                 ========   ========   ========
Ratio of earnings to
  fixed charges *. . . . . . . .     1.75       1.73       1.96
                                 ========   ========   ========

                                                       Exhibit 12

         John Deere Capital Corporation and Subsidiaries
        Computation of Ratio of Earnings to Fixed Charges
                     (dollars in thousands)

                                            For the Years Ended
                                                 October 31
                                              1993       1992
Earnings:                                   ===================

Income before income
  taxes and changes
  in accounting. . . . . . . . . . . . . . .$169,339   $142,920
Fixed charges. . . . . . . . . . . . . . . . 170,226    191,930
                                            --------   --------
    Total earnings . . . . . . . . . . . . .$339,565   $334,850
                                            ========   ========
Fixed charges:

  Interest expense . . . . . . . . . . . . .$167,787   $189,288
  Rent expense . . . . . . . . . . . . . . .   2,439      2,642
                                            --------   --------
    Total fixed charges. . . . . . . . . . .$170,226   $191,930
                                            ========   ========
Ratio of earnings to
  fixed charges *. . . . . . . . . . . . . .    1.99       1.74
                                            ========   ========

_______
"Earnings" consist of income before income taxes, the cumulative effect of changes in accounting and fixed charges. "Fixed charges" consist of interest on indebtedness, amortization of debt discount and expense, an estimated amount of rental expense under capitalized leases which is deemed to be representative of the interest factor and rental expense under operating leases.

* The Company has not issued preferred stock. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are the same as the ratios presented above.